UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE l4A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240. l4a-l2

TEXAS PACIFIC LAND CORPORATION

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TEXAS PACIFIC LAND CORPORATION

1700 Pacific Avenue, Suite 2900

Dallas, TX 75201

(214) 969-5530

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2023

Dear Stockholder:

Notice is hereby given that on February 14, 2023 Texas Pacific Land Corporation (the “Company” or “TPL”) reconvened and adjourned, without conducting any other business, its previously adjourned 2022 annual meeting of stockholders (as further adjourned, the “2022 Annual Meeting”) to May 18, 2023 at 10:30 Central Time at the Company’s offices located at 1700 Pacific Avenue, Suite 2900, Dallas, Texas. The 2022 Annual Meeting has been further adjourned solely with respect to Proposal 4, which is the proposal to approve an amendment to the Company’s Certificate of Incorporation increasing the amount of authorized shares of TPL common stock (the “Share Authorization Proposal”), as set forth in the definitive proxy statement on Schedule 14A (the “Proxy Statement”), filed on October 7, 2022 with the Securities and Exchange Commission in connection with the 2022 Annual Meeting.

The 2022 Annual Meeting was originally convened on November 16, 2022 and was adjourned, only with respect to the Share Authorization Proposal, and reconvened on February 14, 2023 at which time it was adjourned to May 18, 2023. The Delaware Court of Chancery has set a one-day trial scheduled to be held on April 17, 2023 to hear arguments regarding the Company’s disagreement with Horizon Kinetics LLC, Horizon Kinetics Asset Management LLC, SoftVest Advisors LLC, and SoftVest, L.P. (the “Investor Group”) over their voting commitments pursuant to a stockholders’ agreement with the Company. The adjournment of the 2022 Annual Meeting is intended to provide the Delaware Court of Chancery sufficient time to issue a ruling and stockholders the opportunity to evaluate such ruling prior to the Company reconvening the 2022 Annual Meeting.

The record date for the 2022 Annual Meeting remains the close of business on September 22, 2022 (the “Record Date”). Stockholders other than the Investor Group who have already voted do not need to recast their votes unless they wish to change their votes on the Share Authorization Proposal. Stockholders of record who have not already voted or wish to change their vote on the Share Authorization Proposal may do so by following the instructions provided in the voting instruction form or proxy card accompanying the Proxy Statement.

This revised notice to stockholders (this “Notice”) supplements the Proxy Statement; however, it does not include all of the information provided in connection with the 2022 Annual Meeting and the Share Authorization Proposal. Accordingly, we urge you to read the Proxy Statement carefully and, in its entirety, together with this Notice.

This Notice is first being mailed or made available on or about February 14, 2023 to stockholders of record as of the Record Date. To gain admission to the reconvened 2022 Annual Meeting, you will be asked to present a government-issued form of identification. If you are a stockholder of record, your name will be checked against our list of stockholders of record on the Record Date. If you hold shares in street name, you must present proof of your ownership of the Company’s shares as of the Record Date.

If you have any questions about this Notice, please contact Investor Relations at 1700 Pacific Avenue, Suite 2900, Dallas, Texas, 75201 or (214) 969-5530.

Dallas, Texas

February 14, 2023

By Order of the Board of Directors

John R. Norris III	David E. Barry
Co-Chairman	Co-Chairman